Exhibit 99.1

SKECHERS ANNOUNCES RECORD SECOND QUARTER 2022 SALES

LOS ANGELES, CA – July 26, 2022 – SKECHERS U.S.A., Inc. (“Skechers” or the “Company”) (NYSE:SKX), The Comfort Technology CompanyTM and a global footwear leader, today announced financial results for the second quarter ended June 30, 2022.

Second Quarter Highlights

•	Record quarterly sales of $1.87 billion, a year-over-year increase of 12.4%
•	Wholesale sales grew 18.3%
•	Direct-to-Consumer sales grew 4.3%
•	Diluted earnings per share of $0.58
•	Repurchased $24.2 million of common stock

“Skechers achieved a new quarterly sales record of $1.87 billion, a significant accomplishment especially given the macroeconomic headwinds, supply chain issues and COVID-related restrictions in China during the period,” said David Weinberg, Chief Operating Officer of Skechers. “The growth was the result of increases in sales of 15% in our domestic and 10% in our international businesses. Growth was driven by sales increases of 21% in the Americas and 8% in EMEA. In APAC, where sales were flat due to COVID-related restrictions in China, we saw strong growth in most other markets, particularly in India, South Korea and Malaysia. During the quarter, we focused on delivering our in-demand footwear direct to consumers and through our wholesale partners globally. While we remain cautious given the challenges across the globe, we believe our comfort technology footwear, impactful marketing and the strength of our brand will drive continued sales growth in the back half of the year.”

“2022 is shaping up to be another remarkable year for Skechers with two consecutive record sales quarters, the result of our talented team’s passion, determination and execution to evolve our product offering, inform the world of our exceptional comfort technologies, and effectively navigate the supply chain constraints,” began Robert Greenberg, Chief Executive Officer of Skechers. “In the second quarter, we delivered hands-free comfort footwear to a world now desiring more ease in their lives, expanded our Skechers Arch Fit offering, and designed more fashion-focused styles as comfort at work and play is the new norm. Further, we elevated our performance game with the launch of Skechers Viper Court, a collection designed specifically for the fastest growing sport in America, pickleball, and saw major championship wins on the golf course with Brooke Henderson at this past weekend’s Amundi Evian Championship in France and Matt Fitzpatrick at the U.S. Open at Brookline last month. We also signed several new ambassadors—specific to Europe and Asia, as well as a rising Latin music artist and a global pop sensation, all to further strengthen brand awareness in key markets. This, our 30th year in business, is our strongest year yet from a sales, marketing and product perspective. We are in a unique position as a brand that delivers on comfort technology, style, innovation and quality with a global reach that includes 4,355 Skechers stores. As a company, we are determined to outdo ourselves and reach further heights as we strive to meet our customers’ needs.”

Second Quarter 2022 Financial Results

	Three Months Ended June 30,		Change
(in millions, except per share data)	2022	2021	$	%
Sales	$1,867.8	$1,661.9	205.9	12.4
Gross profit	897.6	853.6	44.0	5.2
Gross margin	48.1%	51.4%		(330	)bps
Operating expenses	743.4	652.4	91.0	14.0
As a % of sales	39.8%	39.3%		50	bps
Earnings from operations	154.2	201.2	(47.0)	(23.4)
Operating margin	8.3%	12.1%		(390	)bps
Net earnings	$90.4	$137.4	(47.0)	(34.2)
Diluted earnings per share	$0.58	$0.88	(0.30)	(34.1)

Second quarter sales increased 12.4% as a result of a 15.4% increase in domestic sales and a 10.0% increase in international sales, primarily driven by strength in wholesale sales. All segments experienced growth, with Wholesale increasing 18.3% and Direct-to-Consumer increasing 4.3%. On a constant currency basis, sales increased 16.4%.

Wholesale sales growth of $176.1 million, or 18.3%, was led by increases in AMER of 34.9%. Wholesale volume increased 14.8% and average selling price increased 3.1%.

Direct-to-Consumer sales growth of $29.8 million, or 4.3%, was led by increases in AMER of 3.7%, EMEA of 13.5%, and APAC of 2.7%. Direct-to-Consumer average selling price increased 5.3% and volume was essentially flat.

Gross margin was 48.1%, a decrease of 330 basis points, primarily driven by higher per unit freight costs partially offset by average selling price increases.

Operating expenses increased $91.0 million, or 14.0%, and as a percentage of sales, increased 50 basis points to 39.8% from 39.3% in the prior year. Selling expenses increased $25.1 million, or 17.8%, due to higher global demand creation expenditures. General and administrative expenses increased $65.9 million, or 12.9%, primarily due to volume-driven increases in labor and warehouse and distribution expenses, as well as higher rent.

Earnings from operations decreased $47.0 million, or 23.4%, to $154.2 million.

Net earnings were $90.4 million and diluted earnings per share were $0.58, a decrease of 34.1% over the prior year. Diluted earnings per share include an unfavorable impact of $0.11 due to declines in foreign exchange rates, primarily in EMEA.

In the second quarter, the Company’s effective income tax rate was 21.3%.

“Skechers continued the diligent execution of our long-term global growth strategy, achieving record quarterly sales primarily from continued strength in our Wholesale segment,” stated John Vandemore, Chief Financial Officer of Skechers. “Despite pandemic-related lockdowns, disruptions in our global supply chain and macroeconomic volatility, we remain focused on our direct-to-consumer capabilities, distribution infrastructure and deepening connections with our consumers in order to drive long-term growth and shareholder value.”

Six Months 2022 Financial Results

	Six Months Ended June 30,		Change
(in millions, except per share data)	2022	2021	$	%
Sales	$3,687.4	$3,096.3	591.1	19.1
Gross profit	1,721.7	1,539.3	182.4	11.9
Gross margin	46.7%	49.7%		(300	)bps
Operating expenses	1,391.7	1,180.4	211.3	17.9
As a % of sales	37.7%	38.1%		(40	)bps
Earnings from operations	330.1	358.9	(28.8)	(8.0)
Operating margin	9.0%	11.6%		(260	)bps
Net earnings	$211.6	$235.9	(24.3)	(10.3)
Diluted earnings per share	$1.35	$1.51	(0.16)	(10.6)

Year-to-date sales increased 19.1% reflecting a 21.4% increase in domestic sales and a 17.3% increase in international sales with the largest contribution derived from wholesale sales. Both segments experienced increases, with Wholesale increasing 25.4% and Direct-to-Consumer increasing 9.0%. On a constant currency basis, the Company’s total sales increased 22.1%.

Wholesale sales growth of $484.3 million, or 25.4%, was led by increases in AMER of 38.2% and EMEA of 24.0%. Wholesale volume increased 18.8% and average selling price increased 5.9%.

Direct-to-Consumer sales growth of $106.8 million, or 9.0%, was led by increases in AMER of 6.8%, EMEA of 44.2%, which experienced COVID restrictions in the prior year, and APAC of 5.3%. Direct-to-Consumer average selling price increased 9.4% resulting from reduced promotions and higher prices.

Gross margin was 46.7%, a decrease of 300 basis points, primarily driven by higher per unit freight costs partially offset by average selling price increases.

Operating expenses increased $211.3 million or 17.9%. As a percentage of sales, operating expenses improved 40 basis points to 37.7%. Selling expenses increased $42.0 million or 18.1%, primarily due to higher global demand creation expenditures. General and administrative expenses increased $169.3 million or 17.9%, primarily due to higher compensation costs, rent, and volume-driven global warehouse and distribution expenses.

Earnings from operations decreased $28.8 million to $330.1 million.

Net earnings were $211.6 million and diluted earnings per share were $1.35, a decrease of 10.6% over the prior year. Diluted earnings per share include an unfavorable impact of $0.14 due to declines in foreign exchange rates, primarily in EMEA.

The Company’s effective income tax rate was essentially flat year-over-year at 20.6%.

Balance Sheet

Cash, cash equivalents and investments totaled $946.4 million, a decrease of $94.0 million, or 9.0% from December 31, 2021, primarily as a result of changes in working capital and completing $49.2 million of share repurchases year-to-date.

Inventory was $1.56 billion, an increase of $92.9 million or 6.3% from December 31, 2021. Increased inventory levels primarily reflect growth in AMER.

Share Repurchase

During the second quarter, the Company repurchased nearly 636,000 shares of its Class A common stock for $24.2 million. Year-to-date 2022, the Company has repurchased almost 1.3 million shares of its Class A common stock at a cost of $49.2 million. At June 30, 2022, approximately $450.8 million remained available under the Company’s share repurchase program.

Outlook

For the third quarter of 2022, the Company believes it will achieve sales between $1.80 billion and $1.85 billion and diluted earnings per share of between $0.70 and $0.75. Further, the Company believes that for the fiscal year 2022, it will achieve sales between $7.2 billion and $7.4 billion and diluted earnings per share of between $2.60 and $2.70.

Store Count

	Number of Stores
	December 31, 2021	Opened	Closed(1)	June 30, 2022
Domestic stores	515	28	(17)	526
International stores	845	49	(58)	836
Distributor, licensee and franchise stores	2,946	202	(155)	2,993
Total Skechers stores	4,306	279	(230)	4,355
(1)	Does not reflect temporary closures due to the COVID-19 pandemic.

Second Quarter 2022 Conference Call

The Company will host a conference call today at 4:30 p.m. ET / 1:30 p.m. PT to discuss its second quarter 2022 financial results. The call can be accessed on the Investor Relations section of the Company’s website at investors.skechers.com. For those unable to participate during the live broadcast, a replay will be available beginning July 26, 2022 at 7:30 p.m. ET, through August 9, 2022, at 11:59 p.m. ET. To access the replay, dial 844-512-2921 (U.S.) or 412-317-6671 (International) and use passcode: 13731127.

About SKECHERS U.S.A., Inc.

Skechers U.S.A., Inc., The Comfort Technology Company™ based in Southern California, designs, develops and markets a diverse range of lifestyle and performance footwear, apparel and accessories for men, women and children. The Company’s collections are available in over 180 countries and territories through department and specialty stores, and direct to consumers through digital stores and 4,355 Company- and third-party-owned physical retail stores. The Company manages its international business through a network of wholly-owned subsidiaries, joint venture partners, and distributors. For more information, please visit about.skechers.com and follow us on Facebook, Instagram, Twitter and TikTok.

Reference in this press release to “Sales” refers to Skechers’ net sales reported under GAAP. This announcement contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may include, without limitation, Skechers’ future domestic and international growth, financial results and operations including expected net sales and earnings, its development of new products, future demand for its products, its planned domestic and international expansion, opening of new stores and additional expenditures, and advertising and marketing initiatives. Forward-looking statements can be identified by the use of forward-looking language such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will,” “could,” “may,” “might,” or any variations of such words with similar meanings. Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in forward-looking statements. Factors that might cause or contribute to such differences include the disruption of business and operations due to the COVID-19 pandemic; delays or disruptions in our supply chain; international economic, political and market conditions including the effects of inflation around the world, the challenging consumer retail markets in the United States and the impact of Russia’s invasion of Ukraine; sustaining, managing and forecasting costs and proper inventory levels; losing any significant customers; decreased demand by industry retailers and cancellation of order commitments due to the lack of popularity of particular designs and/or categories of products; maintaining brand image and intense competition among sellers of footwear for consumers, especially in the highly competitive performance footwear market; anticipating, identifying, interpreting or forecasting changes in fashion trends, consumer demand for the products and the various market factors described above; sales levels during the spring, back-to-school and holiday selling seasons; and other factors referenced or incorporated by reference in Skechers’ annual report on Form 10-K for the year ended December 31, 2021 and its quarterly reports on Form 10-Q in 2022. Taking these and other risk factors associated with the COVID-19 pandemic into consideration, the dynamic nature of these circumstances means that what is stated in this press release could change at any time, and as a result, actual results could differ materially from those contemplated by such forward-looking statements. The risks included here are not exhaustive. Skechers operates in a very competitive and rapidly changing environment. New risks emerge from time to time and we cannot predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. Moreover, reported results should not be considered an indication of future performance.

Investor Relations

Eunice Han

investors@skechers.com

Press

Jennifer Clay

jennc@skechers.com

SKECHERS U.S.A., INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As of	As of
(in thousands)	June 30, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$751,904	$796,283
Short-term investments	105,099	98,580
Trade accounts receivable, net	916,784	732,793
Other receivables	55,039	80,043
Inventory	1,563,907	1,470,994
Prepaid expenses and other	177,236	193,547
Total current assets	3,569,969	3,372,240
Property, plant and equipment, net	1,225,529	1,128,909
Operating lease right-of-use assets	1,168,385	1,224,580
Deferred tax assets	452,747	451,355
Long-term investments	89,423	145,590
Goodwill	93,497	93,497
Other assets, net	77,046	75,109
Total non-current assets	3,106,627	3,119,040
TOTAL ASSETS	$6,676,596	$6,491,280
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$972,399	$876,342
Accrued expenses	258,640	265,420
Operating lease liabilities	223,230	225,658
Current installments of long-term borrowings	73,414	76,967
Short-term borrowings	—	1,195
Total current liabilities	1,527,683	1,445,582
Long-term operating lease liabilities	1,049,330	1,094,748
Long-term borrowings	253,260	263,445
Deferred tax liabilities	9,712	11,820
Other long-term liabilities	118,507	133,613
Total non-current liabilities	1,430,809	1,503,626
Total liabilities	2,958,492	2,949,208
Stockholders’ equity
Preferred Stock	—	—
Class A Common Stock	135	135
Class B Common Stock	21	21
Additional paid-in capital	402,360	429,608
Accumulated other comprehensive loss	(75,784)	(48,323)
Retained earnings	3,089,530	2,877,903
Skechers U.S.A., Inc. equity	3,416,262	3,259,344
Noncontrolling interests	301,842	282,728
Total stockholders' equity	3,718,104	3,542,072
TOTAL LIABILITIES AND EQUITY	$6,676,596	$6,491,280

SKECHERS U.S.A., INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2022	2021	2022	2021
Sales	$1,867,804	$1,661,871	$3,687,398	$3,096,326
Cost of sales	970,225	808,279	1,965,656	1,557,075
Gross profit	897,579	853,592	1,721,742	1,539,251
Operating expenses
Selling	166,609	141,470	274,818	232,795
General and administrative	576,812	510,912	1,116,862	947,578
Total operating expenses	743,421	652,382	1,391,680	1,180,373
Earnings from operations	154,158	201,210	330,062	358,878
Other income (expense)	(19,259)	2,158	(25,005)	(12,016)
Earnings before income taxes	134,899	203,368	305,057	346,862
Income tax expense	28,739	41,545	62,731	70,530
Net earnings	106,160	161,823	242,326	276,332
Less: Net earnings attributable to noncontrolling interests	15,756	24,454	30,699	40,390
Net earnings attributable to Skechers U.S.A., Inc.	$90,404	$137,369	$211,627	$235,942
Net earnings per share attributable to Skechers U.S.A., Inc.
Basic	$0.58	$0.88	$1.36	$1.52
Diluted	$0.58	$0.88	$1.35	$1.51
Weighted-average shares used in calculating net earnings per share attributable to Skechers U.S.A., Inc.
Basic	155,941	155,561	155,969	155,196
Diluted	156,748	156,674	157,074	156,321

SKECHERS U.S.A., INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited)

As previously announced, during the first quarter of 2022 Skechers refined the way it views its business operations and decision-making and now presents its reportable segment results as Wholesale and Direct-to-Consumer. Prior period results have been recast to reflect current reportable segments. There was no impact to the consolidated financial results of the Company as a result of this change.

Segment Information

	Three Months Ended June 30,		Change
(in millions)	2022	2021	$	%
Wholesale sales	$1,140.3	$964.2	176.1	18.3
Gross profit	414.5	379.4	35.1	9.2
Gross margin	36.3%	39.4%		(300	)bps

Direct-to-Consumer sales	$727.5	$697.7	29.8	4.3
Gross profit	483.1	474.2	8.9	1.9
Gross margin	66.4%	68.0%		(160	)bps

Total sales	$1,867.8	$1,661.9	205.9	12.4
Gross profit	897.6	853.6	44.0	5.2
Gross margin	48.1%	51.4%		(330	)bps

	Six Months Ended June 30,		Change
(in millions)	2022	2021	$	%
Wholesale sales	$2,391.6	$1,907.3	484.3	25.4
Gross profit	869.4	749.0	120.4	16.1
Gross margin	36.4%	39.3%		(290	)bps

Direct-to-Consumer sales	$1,295.8	$1,189.0	106.8	9.0
Gross profit	852.3	790.3	62.0	7.9
Gross margin	65.8%	66.5%		(70	)bps

Total sales	$3,687.4	$3,096.3	591.1	19.1
Gross profit	1,721.7	1,539.3	182.4	11.9
Gross margin	46.7%	49.7%		(300	)bps

Additional Sales Information

	Three Months Ended June 30,		Change
(in millions)	2022	2021	$	%
Geographic sales
Domestic
Wholesale	$521.0	$401.3	119.7	29.8
Direct-to-Consumer	319.5	327.0	(7.5)	(2.3)
Total domestic sales	840.5	728.3	112.2	15.4

International
Wholesale	619.3	562.9	56.4	10.0
Direct-to-Consumer	408.0	370.7	37.3	10.1
Total international sales	1,027.3	933.6	93.7	10.0

Total sales	$1,867.8	$1,661.9	205.9	12.4

Regional sales
Americas (AMER)	$1,033.9	$855.2	178.7	20.9
Europe, Middle East & Africa (EMEA)	374.5	348.1	26.4	7.6
Asia Pacific (APAC)	459.4	458.6	0.8	0.2
Total sales	$1,867.8	$1,661.9	205.9	12.4

China sales	$254.9	$316.9	(62.0)	(19.6)

Distributor sales	$128.4	$96.7	31.7	32.8

	Six Months Ended June 30,		Change
(in millions)	2022	2021	$	%
Geographic sales
Domestic
Wholesale	$1,059.6	$778.5	281.1	36.1
Direct-to-Consumer	559.0	554.4	4.6	0.8
Total domestic sales	1,618.6	1,332.9	285.7	21.4

International
Wholesale	1,332.0	1,128.8	203.2	18.0
Direct-to-Consumer	736.8	634.6	102.2	16.1
Total international sales	2,068.8	1,763.4	305.4	17.3

Total sales	$3,687.4	$3,096.3	591.1	19.1

Regional sales
Americas (AMER)	$1,980.8	$1,580.9	399.9	25.3
Europe, Middle East & Africa (EMEA)	815.7	643.5	172.2	26.8
Asia Pacific (APAC)	890.9	871.9	19.0	2.2
Total sales	$3,687.4	$3,096.3	591.1	19.1

China sales	$527.9	$567.5	(39.6)	(7.0)

Distributor sales	$225.4	$176.9	48.5	27.4

SKECHERS U.S.A., INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING

NON-GAAP FINANCIAL MEASURES (Unaudited)

Constant Currency Adjustment (Non-GAAP Financial Measure)

We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of period-over-period fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the Company’s performance. We calculate constant currency percentages by converting our current period local currency financial results using the prior-period exchange rates and comparing these adjusted amounts to our prior period reported results.

	Three Months Ended June 30,
	2022			2021	Change
(in millions, except per share data)	Reported GAAP Measure	Constant Currency Adjustment	Adjusted for Non-GAAP Measures	Reported GAAP Measure	$	%
Sales	$1,867.8	$65.9	$1,933.7	$1,661.9	271.8	16.4
Cost of sales	970.2	38.5	1,008.7	808.3	200.4	24.8
Gross profit	897.6	27.4	925.0	853.6	71.4	8.4
Operating expenses	743.4	23.3	766.7	652.4	114.3	17.5
Earnings from operations	154.2	4.1	158.3	201.2	(42.9)	(21.3)
Other income (expense)	(19.3)	16.2	(3.1)	2.2	(5.3)	n/m
Income tax expense	28.7	1.3	30.0	41.5	(11.5)	(27.7)
Less: Noncontrolling interests	15.8	0.5	16.3	24.5	(8.2)	(33.5)
Net earnings	$90.4	$18.5	$108.9	$137.4	(28.5)	(20.7)
Diluted earnings per share	$0.58	$0.11	$0.69	$0.88	(0.19)	(21.6)

	Six Months Ended June 30,
	2022			2021	Change
(in millions, except per share data)	Reported GAAP Measure	Constant Currency Adjustment	Adjusted for Non-GAAP Measures	Reported GAAP Measure	$	%
Sales	$3,687.4	$93.0	$3,780.4	$3,096.3	684.1	22.1
Cost of sales	1,965.7	57.0	2,022.7	1,557.0	465.7	29.9
Gross profit	1,721.7	36.0	1,757.7	1,539.3	218.4	14.2
Operating expenses	1,391.7	30.0	1,421.7	1,180.4	241.3	20.4
Earnings from operations	330.1	6.0	336.0	358.9	(22.9)	(6.4)
Other income (expense)	(25.1)	18.7	(6.4)	(12.1)	5.7	(47.1)
Income tax expense	62.7	1.3	64.0	70.5	(6.5)	(9.2)
Less: Noncontrolling interests	30.7	0.2	30.9	40.4	(9.5)	(23.5)
Net earnings	$211.6	$23.2	$234.7	$235.9	(1.2)	(0.5)
Diluted earnings per share	$1.35	$0.14	$1.49	$1.51	(0.02)	(1.3)